Exhibit 20.23

SPIRIT MASTER FUNDING VII, LLC
Issuer,

and

CITIBANK, N.A.
Indenture Trustee

______________________________

SERIES 2013-2 SUPPLEMENT

Dated as of December 23, 2013

to

MASTER INDENTURE

Dated as of December 23, 2013

______________________________

NET-LEASE MORTGAGE NOTES, SERIES 2013-2

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS    1

Section 1.01.	Definitions. 1
ARTICLE II CREATION OF THE SERIES 2013-2 NOTES; PAYMENTS ON THE 2013-2 NOTES    4

Section 2.01.	Designation. 4

Section 2.02.	Identification of Mortgaged Properties and Mortgage Loans. 5

Section 2.03.	Payments on the Series 2013-2 Notes. 6

Section 2.04.	Interest Calculations. 7
ARTICLE III REPRESENTATIONS AND WARRANTIES    7

Section 3.01.	Representations and Warranties. 7

Section 3.02.	No Default. 7

Section 3.03.	Conditions Precedent Satisfied 7
ARTICLE IV MISCELLANEOUS PROVISIONS    7

Section 4.01.	Ratification of Indenture. 8

Section 4.02.	Counterparts. 8

Section 4.03.	Governing Law. 8

Section 4.04.	Beneficiaries. 8

Section 4.05.	Non-Petition. 8

Section 4.06.	Non-Recourse. 8

Section 4.07.	Amendments. 9

Schedules
SCHEDULE I-A    Mortgaged Properties
SCHEDULE I-B    Mortgage Loans
SCHEDULE II    Amortization Schedule

SERIES 2013-2 SUPPLEMENT, dated as of December 23, 2013 (the “Series 2013-2 Supplement”), among Spirit Master Funding VII, LLC (the “Issuer”) and the Indenture Trustee.

Pursuant to this Series 2013-2 Supplement, the Issuer and the Indenture Trustee hereby create a new Series of Notes (“Series 2013-2”) and specify the Principal Terms thereof.

Pursuant to the Master Indenture, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Master Indenture.

ARTICLE I

DEFINITIONS
Section 1.01.    Definitions.
Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Master Indenture.
“Accrual Period”: With respect to any Payment Date, the calendar month immediately preceding the calendar month in which such Payment Date occurs; provided that the Accrual Period with respect to the first Payment Date will be the period from and including the Series Closing Date to but excluding February 1, 2014.
“Anticipated Repayment Date”: The Payment Date occurring in December 2023.
“Asset Concentrations”: Concentrations, stated as a percentage, of (i) Business Sectors, (ii) Tenants (including affiliates of any Tenant), (iii) States, (iv) Leases pursuant to which Tenants pay Percentage Rent, (v) Mortgaged Properties that are subject to Ground Leases and (vi) Mortgage Loans, and are calculated as of each Determination Date, by dividing the aggregate Collateral Value of the Mortgage Loans and the Mortgaged Properties (that do not otherwise secure a Mortgage Loan) in the Collateral Pool, as applicable, with respect to all (a) Mortgaged Properties operated in any single Business Sector, (b) Leases to any single Tenant (including affiliates of such Tenant), (c) Mortgaged Properties located within any State, (d) Mortgaged Properties (including any Mortgaged Properties securing a Mortgage Loan) which are subject to Leases or leases pursuant to which Tenants or tenants pay Percentage Rent, (e) Mortgaged Properties which are subject to Ground Leases and (f) Mortgage Loans, in each case, by the sum of (i) the Aggregate Collateral Value and (ii) the amounts on deposit in the Release Account that are available to an Issuer to purchase or otherwise acquire Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties.
“Business Sector”: With respect to any Industry Group, any of the business sectors defined in the Master Indenture.
“Controlling Party”: The Series 2013-2 Noteholders that own in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2013-2 Notes (excluding, for the purposes of this determination, any Notes owned by Spirit Realty or any of its affiliates).

“Defaulted Asset”: As defined in the Property Management Agreement.

“Delinquent Asset”: As defined in the Property Management Agreement.

“Early Amortization Event”: As defined in the Master Indenture.

“Indenture”: With respect to the Series 2013-2 Notes, the Master Indenture, dated December 23, 2013, between Spirit Master Funding VII, LLC and the Indenture Trustee, as supplemented by this Series 2013-2 Supplement and any other Series Supplement, as applicable, and as otherwise amended, supplemented or modified from time to time.

“Initial Purchaser”: Each of Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc.
“Lease Transfer Mortgaged Property”: As defined in the Property Management Agreement.
“Legal Final Payment Date”: The Payment Date occurring in December 2043.
“Make Whole Payment”: An amount equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining for the Series 2013-2 Notes until the Payment Date that is twenty-four months prior to the Anticipated Repayment Date, calculated prior to the application of the Voluntary Prepayment, minus (B)(i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining on the Series 2013-2 Notes until the Payment Date that is twenty-four months prior to the Anticipated Repayment Date, calculated after application of the Voluntary Prepayment with respect to such Initial Series, plus (ii) the amount of the Voluntary Prepayment that will be allocated on such Payment Date to the Series 2013-2 Notes.
“Master Indenture”: The Master Indenture, dated December 23, 2013, between Spirit Master Funding VII, LLC and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.
“Maximum Asset Concentrations”: With respect to any date of determination: (i) with respect to the Asset Concentration for any Business Sector, (a) in the case of Specialty Retailers as of any Determination Date, a percentage equal to 23.0% as of such Determination Date, (b) in the case of Automotive Parts and Services as of any Determination Date, a percentage equal to 25.0% as of such Determination Date, (c) in the case of Education Facilities as of any Determination Date, a percentage equal to 10.0% as of such Determination Date, (d) in the case of Movie Theaters as of any Determination Date, a percentage equal to 15.0% as of such Determination Date, (e) in the case of Convenience Stores as of any Determination Date, a percentage equal to 15.0% as of such Determination Date, (f) in the case of Car Washes as of any Determination Date, a percentage equal to 15.0% as of such Determination Date and (g) in the case of any other Business Sector (other than the Restaurants Business Sector, so long as no related Restaurant Concept exceeds a percentage equal to 10.0%) as of any Determination Date, a percentage equal to 7.5% as of such Determination Date; (ii) with respect to the Asset Concentration for any Tenant (including affiliates thereof), (x) in the case of the largest concentration of Tenants (including affiliates thereof) as of such Determination Date, a percentage equal to 12.0% as of such Determination Date and (y) in the case of the 5 largest concentrations of Tenants (including affiliates thereof) as of such Determination Date, an aggregate percentage equal to 45.0% as of such Determination Date; (iii) (a) with respect to the Asset Concentration for any state (other than Florida or Texas), a percentage equal to 12.5% and (b) with respect to the Asset Concentration for (X) Florida, a percentage equal to 20.0% and (Y) Texas, a percentage equal to 20.0%; (iv) with respect to the Asset Concentration for Leases pursuant to which Tenants pay Percentage Rent, a percentage equal to 1.0%; (v) with respect to the Asset Concentration for Mortgaged Properties that are subject to Ground Leases, a percentage equal to 2.0% and (vi) with respect to the Asset Concentration for Mortgage Loans, a percentage equal to 20.0%; provided that any Protective Mortgage Loans shall not be included for purposes of determining such Maximum Asset Concentration set forth in this clause (vi). Any Maximum Asset Concentration percentage may be increased by up to 15.0% at the direction of any Issuer, without an amendment to the Indenture or the consent of the Noteholders or any other party, provided that the Affirmative Rating Condition is satisfied with respect to such increase.
“Note Rate”: 5.2686%.
“Optional Repayment Date”: The Payment Date occurring in February 2016.
“Post-ARD Additional Interest Rate”: A per annum rate equal to the rate determined by the Property Manager to be the greater of (i) 5.00% and (ii) the amount, if any, by which the sum of the following exceeds the Note Rate for the Series 2013-2 Notes: (A) the yield to maturity (adjusted to a "mortgage equivalent basis" pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on such Anticipated Repayment Date of the United States Treasury Security having a term closest to ten years, plus (B) 5.00%, plus (C) the Post-ARD Spread.
"Post-ARD Spread" is 2.6%.
“Reinvestment Yield”: The yield on United States Treasury Securities having the closest maturity (month and year) to the weighted average life of the Series 2013-2 Notes, based on the Anticipated Repayment Date for the Series 2013-2 Notes (prior to the application of any Voluntary Prepayment with respect thereto), plus 0.50%. If more than one such quoted United States Treasury Security has the same maturity date, then the yield of the United States Treasury Security quoted closest to par will be used for this calculation.
“Scheduled Series Balance”: With respect to any Payment Date and the Series 2013-2 Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule II.
“Series Account”: As defined in Section 2.01(d).
“Series 2013-2 Note”: Any of the Series 2013-2 Notes with a “Class A” designation on the face thereof, issued pursuant to this Series 2013-2 Supplement and the Indenture, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A-1, A-2 or A-3 attached to the Indenture.
“Series 2013-2 Noteholder”: With respect to any Series 2013-2 Note, the applicable Noteholder, as such term is further defined in the Indenture.
“Series Closing Date”: December 23, 2013.
ARTICLE II

CREATION OF THE SERIES 2013-2 NOTES; PAYMENTS ON THE 2013-2 NOTES
Section 2.01.    Designation.
(a)    There is hereby created a Series of Notes to be issued by the Issuer pursuant to the Indenture and this Series 2013-2 Supplement to be known as “Net-Lease Mortgage Notes, Series 2013-2.” The Notes shall have the following Class designation, initial Class Principal Balance, Note Rate and Ratings:

Class Designation	Initial Class Principal Balance	Note Rate	Ratings (S&P/KBRA)
Class A	$205,000,000	5.2686%	+

The Series 2013-2 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2013-2 Notes shall not be subordinate to any other Series.
(b)    The initial Payment Date with respect to the Series 2013-2 Notes shall be the Payment Date occurring on February 20, 2014. The Legal Final Payment Date with respect to the Series 2013-2 Notes shall be the Payment Date occurring in December 2043.
(c)    The initial Collection Period with respect to the Series 2013-2 Notes shall be the period commencing on December 23, 2013 to and including February 7, 2014.
(d)    The Indenture Trustee shall establish on or prior to the Series Closing Date, one or more segregated trust accounts (collectively, the “Series Account”) at Citibank, N.A. (or at such other financial institution as necessary to ensure that the Payment Account is at all times an Eligible Account or a sub-account of an Eligible Account, in each case subject to an Account Control Agreement), in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the holders of the Series 2013-2 Notes, and the Issuers as their interests may appear. Each Series Account shall be an Eligible Account or a sub-account of an Eligible Account. Notwithstanding anything to the contrary in the Master Indenture, on each Payment Date, amounts then on deposit in the Series Account shall be added to (and treated as part of) the Series Available Amount with respect to Series 2013-2 for such Payment Date and distributed in accordance with Section 2.03. Except as provided in the Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Series Account. Funds in the Series Account shall not be commingled with any other moneys. The Issuer may, from time to time, deposit amounts (other than amounts that are subject to the lien of the Indenture) in the Series Account. Any P&I Advance with respect to the Series 2013-2 Notes shall be deposited in the Series Account.
(e)    The Series 2013-2 Notes offered and sold shall be issued in the form of Book-Entry Notes. The Notes shall be issuable in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.
(f)    A Make Whole Payment shall (subject to Section 2.03 and Section 2.11 of the Master Indenture) be payable by the Issuer in connection with a Voluntary Prepayment of the Series 2013-2 Notes. Notwithstanding anything to the contrary herein or in the Master Indenture, no Make Whole Payment will be required to be paid (or become due) to the Series 2013-2 Notes in connection with any redemption, optional redemption or Voluntary Prepayment with respect to of the Series 2013-2 Notes (a) on a Payment Date that is less than or equal to twenty-four months prior to the Anticipated Repayment Date for such Series 2013-2 Notes or (b) while an Early Amortization Event or a Series Post ARD Event is continuing with respect to the Series 2013-2 Notes. For the avoidance of doubt, a Make Whole Payment with respect to the Series 2013-2 Notes shall not constitute a payment of interest on the Series 2013-2 Notes.
Section 2.02.    Identification of Mortgaged Properties and Mortgage Loans. The Mortgaged Properties and Mortgage Loans pledged by the Issuer as of the Series Closing Date pursuant to the Granting Clause of the Master Indenture are set forth on, respectively, Schedule I-A and Schedule I-B.
Section 2.03.    Payments on the Series 2013-2 Notes.
On each Payment Date, the Indenture Trustee will apply and will pay the Series Available Amount with respect to Series 2013-2 for such Payment Date for the following purposes and in the following order of priority:
(1)    to the holders of the Series 2013-2 Notes, the Note Interest with respect to such Series 2013-2 Notes for such Payment Date, plus unpaid Note Interest with respect to such Series 2013-2 Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the Note Rate applicable to such Series 2013-2 Notes;
(2)    (I) so long as no Early Amortization Event or Series Post ARD Event with respect to the Series 2013-2 Notes has occurred and is continuing, until the Class Principal Balance of the Series 2013-2 Notes has been reduced to zero, to the holders of such Series 2013-2 Notes, an amount (to be applied as a principal payment on the Series 2013-2 Notes) equal to the sum of the Scheduled Principal Payments for the Series 2013-2 Notes for such Payment Date and all Unscheduled Principal Payments allocable to Series 2013-2 for such Payment Date; or (II) if an Early Amortization Event or Series Post ARD Event with respect to the Series 2013-2 Notes has occurred and is continuing, until the Class Principal Balance of the Series 2013-2 Notes has been reduced to zero, to the holders of the Series 2013-2 Notes, in respect of unpaid principal of such Series 2013-2 Notes;
(3)    to the holders of the Series 2013-2 Notes, the Make Whole Payments, if any, due in respect of such Series 2013-2 Notes on such Payment Date, together with any unpaid Make Whole Payments with respect to such Series 2013-2 Notes from any prior Payment Date; and
(4)    to the holders of the Series 2013-2 Notes, any accrued and unpaid Post-ARD Additional Interest and Deferred Post-ARD Additional Interest on the Series 2013-2 Notes for such Payment Date.
Any Series Available Amount remaining on any Payment Date after the allocations described above will be paid to the Issuer and released from the lien of the Indenture.
Amounts properly withheld under the Code by any Person from a payment to any holder of a Note of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Note, shall be considered as having been paid by the applicable Issuers to the applicable Noteholder for all purposes.
Section 2.04.    Interest Calculations. Note Interest, Post ARD Additional Interest and Deferred Post ARD Additional Interest with respect to the Series 2013-2 Notes shall each be calculated on a 30/360 basis.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.01.    Representations and Warranties.
Each of the parties hereto make the following representations:
(i)    It has full power and authority to execute, deliver and perform its obligations under this Series 2013-2 Supplement. The performance by such party of its obligations under this Series 2013-2 Supplement will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such conflict, violation or breach that would not result in a material adverse effect on such party’s ability to perform its obligations hereunder. The execution, delivery and performance by it of this Series 2013-2 Supplement, and the consummation by it of the transactions provided for herein, have been duly authorized by all necessary corporate action or limited liability company action, as applicable. This Series 2013-2 Supplement has been duly executed and delivered by it and, assuming due authorization, execution and delivery by each other party hereto, constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing); and
(ii)    No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2013-2 Supplement, except such as have already been obtained.
Section 3.02.    No Default. The Issuer hereby represents and warrants to the Indenture Trustee that, as of the Series Closing Date, no Event of Default has occurred and is continuing.
Section 3.03.    Conditions Precedent Satisfied. The Issuer hereby represents and warrants to the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Master Indenture to the issuance of the Series 2013-2 Notes, including but not limited to those conditions precedent set forth in Section 2.04(d) thereof, have been satisfied.
ARTICLE IV

MISCELLANEOUS PROVISIONS
Section 4.01.    Ratification of Indenture. As supplemented by this Series 2013-2 Supplement, the Master Indenture is in all respects ratified and confirmed and the Master Indenture, as so supplemented by this Series 2013-2 Supplement, shall be read, taken and construed as one and the same instrument.
Section 4.02.    Counterparts. This Series 2013-2 Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
Section 4.03.    Governing Law. THIS SERIES 2013-2 SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).
Section 4.04.    Beneficiaries. As supplemented by this Series 2013-2 Series Supplement, the Master Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2013-2 Noteholders, and their respective successors and permitted assigns. No other Person shall have any right or obligation hereunder.
Section 4.05.    Non-Petition.
Each of the Noteholders, by its acceptance of a Series 2013-2 Note, and the Indenture Trustee hereby covenants and agrees that, prior to the date which is two years and thirty-one days after the payment in full of the latest maturing Note, it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 4.05 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to the Indenture. In the event that any such Noteholder or the Indenture Trustee takes action in violation of this Section 4.05, the Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or the Indenture Trustee against the Issuer or the commencement of such action and raising the defense that such Noteholder or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 4.05 shall survive the termination of the Indenture, and the resignation or removal of the Indenture Trustee. Nothing contained herein shall preclude participation by any Noteholder or the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving the Issuer.
Section 4.06.    Non-Recourse.
The obligations of the Issuer under this Series Supplement are solely the obligations of the Issuer. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon the Indenture against any member, employee, officer or director of the Issuer. Fees, expenses, costs or other obligations payable by the Issuer hereunder shall be payable by the Issuer only to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11 of the Master Indenture. In the event that sufficient funds are not available for their payment pursuant to Section 2.11 of the Master Indenture, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, the Issuer. Nothing in this Section 4.06 shall be construed to limit the Indenture Trustee from exercising its rights hereunder with respect to the Collateral Pool.
Section 4.07.    Amendments. This Series Supplement may, from time to time, be amended, modified or waived in accordance with Article VIII of the Master Indenture.
IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series 2013-2 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

SPIRIT MASTER FUNDING VII, LLC,
as Issuer

By: Spirit SPE Manager, LLC, its manager

By:
Name:
Title:

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

SCHEDULE I-A
MORTGAGED PROPERTIES

[Attached]

SCHEDULE I-B
MORTGAGE LOANS

[Attached]

SCHEDULE II
AMORTIZATION SCHEDULE

Date	Period	Scheduled Series Balance
Series Closing Date	0	$205,000,000
2/20/2014	1	204,351,000
3/20/2014	2	204,025,000
4/20/2014	3	203,697,000
5/20/2014	4	203,367,000
6/20/2014	5	203,037,000
7/20/2014	6	202,704,000
8/20/2014	7	202,370,000
9/20/2014	8	202,034,000
10/20/2014	9	201,698,000
11/20/2014	10	201,360,000
12/20/2014	11	201,019,000
1/20/2015	12	200,678,000
2/20/2015	13	200,335,000
3/20/2015	14	199,991,000
4/20/2015	15	199,644,000
5/20/2015	16	199,296,000
6/20/2015	17	198,947,000
7/20/2015	18	198,597,000
8/20/2015	19	198,244,000
9/20/2015	20	197,890,000
10/20/2015	21	197,534,000
11/20/2015	22	197,176,000
12/20/2015	23	196,817,000
1/20/2016	24	196,457,000
2/20/2016	25	196,096,000
3/20/2016	26	195,732,000
4/20/2016	27	195,366,000
5/20/2016	28	195,000,000
6/20/2016	29	194,631,000
7/20/2016	30	194,260,000
8/20/2016	31	193,889,000
9/20/2016	32	193,515,000
10/20/2016	33	193,140,000
11/20/2016	34	192,763,000
12/20/2016	35	192,384,000
1/20/2017	36	192,004,000
2/20/2017	37	191,622,000
3/20/2017	38	191,238,000
4/20/2017	39	190,853,000
5/20/2017	40	190,465,000
6/20/2017	41	190,076,000
7/20/2017	42	189,685,000
8/20/2017	43	189,292,000
9/20/2017	44	188,898,000
10/20/2017	45	188,502,000
11/20/2017	46	188,104,000
12/20/2017	47	187,704,000
1/20/2018	48	187,303,000
2/20/2018	49	186,899,000
3/20/2018	50	186,494,000
4/20/2018	51	186,087,000
5/20/2018	52	185,678,000
6/20/2018	53	185,267,000
7/20/2018	54	184,854,000
8/20/2018	55	184,440,000
9/20/2018	56	184,024,000
10/20/2018	57	183,605,000
11/20/2018	58	183,186,000
12/20/2018	59	182,763,000
1/20/2019	60	182,339,000
2/20/2019	61	181,913,000
3/20/2019	62	181,486,000
4/20/2019	63	181,056,000
5/20/2019	64	180,625,000
6/20/2019	65	180,191,000
7/20/2019	66	179,756,000
8/20/2019	67	179,319,000
9/20/2019	68	178,879,000
10/20/2019	69	178,438,000
11/20/2019	70	177,995,000
12/20/2019	71	177,550,000
1/20/2020	72	177,103,000
2/20/2020	73	176,653,000
3/20/2020	74	176,202,000
4/20/2020	75	175,748,000
5/20/2020	76	175,292,000
6/20/2020	77	174,835,000
7/20/2020	78	174,375,000
8/20/2020	79	173,913,000
9/20/2020	80	173,450,000
10/20/2020	81	172,984,000
11/20/2020	82	172,516,000
12/20/2020	83	172,046,000
1/20/2021	84	171,574,000
2/20/2021	85	171,099,000
3/20/2021	86	170,623,000
4/20/2021	87	170,145,000
5/20/2021	88	169,664,000
6/20/2021	89	169,181,000
7/20/2021	90	168,696,000
8/20/2021	91	168,209,000
9/20/2021	92	167,720,000
10/20/2021	93	167,228,000
11/20/2021	94	166,735,000
12/20/2021	95	166,239,000
1/20/2022	96	165,741,000
2/20/2022	97	165,240,000
3/20/2022	98	164,737,000
4/20/2022	99	164,232,000
5/20/2022	100	163,725,000
6/20/2022	101	163,216,000
7/20/2022	102	162,704,000
8/20/2022	103	162,190,000
9/20/2022	104	161,673,000
10/20/2022	105	161,154,000
11/20/2022	106	160,633,000
12/20/2022	107	160,110,000
1/20/2023	108	159,584,000
2/20/2023	109	159,056,000
3/20/2023	110	158,526,000
4/20/2023	111	157,993,000
5/20/2023	112	157,457,000
6/20/2023	113	156,919,000
7/20/2023	114	156,379,000
8/20/2023	115	155,836,000
9/20/2023	116	155,291,000
10/20/2023	117	154,743,000
11/20/2023	118	154,192,000
12/20/2023	119	0

i